UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

This amendment (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Fidelity National Information Services, Inc. (the “Company”) with the Securities and Exchange Commission on April 15, 2022 (the “Proxy Statement”) is being filed to correct an inadvertent error in the amount of shares shown in the line item “Total shares outstanding subject to full-value awards (PSUs counted at maximum)” that appears in the “Key Data” table appearing on page 21 of the Proxy Statement. The Key Data table is provided in connection with Proposal No. 3: Approval of the Fidelity National Information Services, Inc. 2022 Omnibus Incentive Plan. In order to provide that information in context, the entire Key Data table is reproduced in this Amendment, although the only change is to the foregoing number.

Except as specifically discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures in the Proxy Statement. This Amendment should be read together with the Proxy Statement, which should be read in its entirety. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Proxy Statement.

If you have already given voting instructions to your proxy, you can change your vote at any time before the annual meeting by providing new voting instructions as described in more detail within the Proxy Statement.

Change to Proxy Statement

The section captioned “Key Data” on page 21 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under all of the Company’s equity plans as of April 1, 2022 (and without giving effect to approval of the 2022 Omnibus Plan under this Proposal No. 3):

Plan
Total shares underlying outstanding options [1]	8,945,986
Weighted average exercise price of outstanding options	$99.04
Weighted average remaining contractual life of outstanding options	3.79 years
Total shares outstanding subject to full-value awards (PSUs counted at maximum)	7,958,249
Total shares currently available for grant [2] (PSUs counted at maximum)	4,337,536
Total common shares outstanding	610,730,727

The closing price of a share of the Company’s common stock on April 1, 2022 was $103.37.

[1]	No stock appreciation rights were outstanding as of April 1, 2022.
[2]

The 2008 Omnibus Plan and the SunGard Plan are the only active plans with shares available for future grant. Pursuant to its terms, the Worldpay 2012 Equity Incentive Plan had an expiration date that ended on March 21, 2022 and 17,460,890 shares that were previously available under this plan are no longer available for any future awards. The Worldpay Plans will remain in effect with respect to outstanding awards previously granted under such plan until no awards remain outstanding and continued stock purchases through the effective date of the 2022 Omnibus Plan for participant contributions and related matching contributions under the ESPP Sub-Plan. No grants will be made under the 2008 Omnibus Plan or the SunGard Plan between April 1, 2022 and May 25, 2022, the effective date of the 2022 Omnibus Plan, other than stock purchases for participant contributions and related matching contributions under the ESPP Sub-Plan.